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                                                           Exhibit (10) (g) (5)

                                 AMENDMENT NO. 3
                                     TO THE
                                HUNT CORPORATION
                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN

               (As Amended and Restated Effective January 1, 1997)


                  WHEREAS, Hunt Corporation (the "Company") maintains the Hunt Corporation Supplemental Executive Benefits Plan (the "Plan"); and
                  WHEREAS, the Board of Directors has previously authorized the amendment of the Plan to permit the continued participation of Spencer O'Meara in the Plan from the date he ceased to be an executive officer of the Company to the date of his termination of employment; and
                  WHEREAS, the Company agreed in its Separation Agreement with Spencer O'Meara to amend the Plan by adding Exhibit D thereto to reflect such continued participation;
                  NOW, THEREFORE, the Plan is hereby amended by adding at the end thereof Plan Exhibit D in the form attached hereto and incorporated herein.
                  IN WITNESS WHEREOF, Hunt Corporation has caused these presents to be duly executed this 30th day of September, 2000.

Attest:                               HUNT CORPORATION


/s/                                   By:  /s/
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PLAN EXHIBIT D - SPECIAL PROVISIONS FOR SPENCER W. O'MEARA

I. Continued Participation in Plan by O'Meara. In accordance with the terms of the Separation Agreement (the "Agreement") effective on September 30, 1999, between the Company and Spencer W. O'Meara, ("O'Meara"), O'Meara shall continue to participate in the Plan, which provides supplemental retirement benefits under Article IV of the Plan, death benefits under Article V of the Plan, and salary deferral benefits (including matching employer contributions) under
Article VI of the Plan, subject to, and in accordance with, the terms of the Plan, this Plan Exhibit D and Exhibits 1 and 2 hereto.

II.      Calculation and Payment of Benefit under Article IV of the Plan.

         (A) Calculation of Benefit. For purposes of calculating O'Meara's benefit under Article IV of the Plan, O'Meara shall be credited with Years of Benefit Service and Applicable Compensation in accordance with the terms of the Plan as if he were an Executive Officer during his transitional employment, except that in no event shall Applicable Compensation include the payments provided for under Section 2(e) and 2(f) of the Agreement. Attached as Exhibit 1 hereto are the benefit amounts payable in the various annuity forms under
Article IV of the Supplemental Executive Benefits Plan ("SERP Benefits for Mr. Spencer O'Meara"), which represent final calculations except that an estimate of O'Meara's Compensation for 2000 has been used and the benefit amount will change to some extent as soon as O'Meara's Compensation for 2000 is finally determined.

         (B) Payment of Benefit. Under the Plan, any Participant (including O'Meara) who retires after age 52 with at least 20 years of Vesting Service or after age 55 with at least 15 years of Vesting Service shall be able to commence receiving payments under Article IV of the Plan at such time provided a timely election is made in accordance with Plan terms. Such payments shall be actuarially reduced in accordance with the terms of the Plan.

III. O'Meara's Life Insurance Benefits and Determination of Base Salary under Article V.

         (A) Life Insurance Benefit. Life insurance coverage equal to three times O'Meara's Base Salary, as determined under III(B) of this Plan Exhibit D shall continue in effect until the earlier of September 30, 2001, or, the date O'Meara commences new employment.

         (B) Base Salary. O'Meara's Base Salary for purposes of Article V of the Plan from October 1, 1999 through the earlier of the first anniversary of the Transition Date or the date O'Meara commences new employment, shall be at the rate of $290,000 per year.

IV. Application of Article VI to O'Meara. O'Meara may continue to make Deferral Amounts and be credited with Matching Amounts thereon in accordance with Section 6.2 of the Plan until his Transition Date, or if earlier, the date his employment terminates in accordance with the terms of the Plan.

V. Election to Take Ownership of Certain Insurance Policies under Article VI of Plan. Pursuant to the terms of Article VI of the Plan, O'Meara shall be entitled to elect to take ownership of certain life insurance policies held by the Trust under the Plan for benefits under Article VI of the Plan, in lieu of receiving such benefits under the Plan. Such election shall be made in accordance with the terms of Section 6.10 of the Plan.

VI. Use of Cash Value of Separate Insurance Contracts Purchased on O'Meara's Life. Under the Plan, the cash value of any separate insurance contracts purchased on O'Meara's life shall be used solely for the payment of benefits under the Plan to O'Meara (to the extent such cash value does not exceed the Company's obligation to O'Meara under the Plan). The Company agrees to pay the premiums on such contracts as they come due during the period prior to January 1, 2001. Upon O'Meara's termination of employment on the Transition Date, a separate subfund shall be established within the Trust pursuant to
         Section 7.4 of the Plan for such contracts. Thereafter the terms of the Plan shall govern with respect to the continuation of such contracts and the payment of premiums therefor. Exhibit 2 hereto sets forth the methodology for determining the annual amounts to be paid during O'Meara's ten year payout and the order in which the policies on O'Meara's life shall be utilized and surrendered in order to provide O'Meara's benefit under Article VI of the Plan ("Spencer O'Meara Ten Year Payout Scenario").

Note -- The following Exhibits to this Exhibit D to amendment No.3 are not being filed herewith but will be furnished to the Commission upon request: Exhibit 1 (information concerning Mr. O'Meara's credited service, fiscal average earnings, pay history, estimated benefits and related information) and Exhibit 2 (methodology for determining annual amounts to be paid to Mr. O'Meara during 10-year payout and utilization of life insurance policies to provide benefits).